EXHIBIT 10.60

CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Execution copy

Photovoltaic Equipment Master Supply Agreement

This Photovoltaic Equipment Master Supply Agreement (together with all exhibits, schedules, purchase orders, and annexes hereto, the “Agreement”) is made and entered into as of November 21st, 2008 (the “Effective Date”) by and between SUNPOWER GMBH (“SunPower”), a company incorporated under the laws of Germany, with registered office in Frankfurt, Wiesentrasse 5, herein represented by Mr. Jörn Jürgens in his capacity as sole Geschäftsführer and CITY SOLAR Kraftwerke AG (“City Solar”), a company incorporated under the laws of Germany, with registered office in 55543 Bad Kreuznach, Bosenheimer Straße 286, herein represented by Mr. Steffen Kammler in his capacity as Vorstand.

RECITALS

WHEREAS, SunPower is engaged in the business of manufacturing, importing and selling photovoltaic modules and balance of system equipment;

WHEREAS, City Solar is interested in the business of designing, constructing and installing solar electric systems utilizing SunPower photovoltaic modules and related equipment in countries other than United States of America , Canada or in breach of obligations undertaken under Section 25 of this Agreement; and

WHEREAS, SunPower desires to sell to City Solar, and City Solar desires to purchase from SunPower, photovoltaic modules and related equipment on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.           Product Sales and Purchase.

Firm Commitment Quantities.

1.1 The description and specifications for the photovoltaic modules to be sold and purchased under this Agreement are set forth on Schedule 1 (the “Solar Panels”). The description and specifications for the balance of system equipment to be sold and purchased under this Agreement are set forth on Schedule 1 (the “BOS Equipment” and, together with the Solar Panels, the “Products”). SunPower guaranties and warrants conformity of the Products with the aforementioned descriptions and qualifications.

1.2 SunPower may from time to time modify the Products, subject to compliance with the Product Change Procedures set forth in Schedule 6.

1.3 No later than within the first five (5) working days of each calendar month, City Solar shall issue a purchase order for the following fourth month (Example: Purchase Order issued on or before January 5 for the purchase and delivery of Products in April, etc.) in the form attached as Schedule 2 (the “Purchase Order”). Along with each Purchase Order, City Solar will submit a rolling forecast for the remaining months of a giving calendar year. (as specified in Schedule 1 Section 4 )

1.4 SunPower shall confirm the Purchase Order and the forecast to City Solar by written notice or e-mail transmission delivered to City Solar within ten (10) calendar days following SunPower’s receipt of such Purchase Order and forecast. SunPower guarantees availability and sale of Products under such Purchase Orders and forecast on a firm commitment basis in accordance with the quantities as set forth in each Purchase Order and the forecasts in total up to the aggregate quantities for the respective calendar year, set forth on Schedule 1. SunPower shall not assume any obligation under this Agreement to provide quantities in excess of its firm annual, respectively monthly commitments specified in Schedule 1.  City Solar agrees to purchase up to the aggregate quantities for a given calendar year as set forth on Schedule 1.

1.5 The sole and exclusive penalties for failure of SunPower or City Solar to fulfill its annual firm commitment obligations set forth in this Section 1 are described on Schedule 1.

1.6 Subject to Section 3 and 5, in the event of any conflict between the terms of the Purchase Order and this Agreement, the terms of the Purchase Order (according to Schedule 2) shall prevail.

2.           Price; Taxes.

The prices for Solar Panels sold under Purchase Orders issued by City Solar shall be on a per-Watt basis and are set forth on Schedule 1.  The prices for Solar Panels with BOS Equipment sold under Purchase Orders issued by City Solar are also set forth on Schedule 1 and shall be subject to adjustment as stated therein.  The prices for the Products shall be determined by the year of the shipping date stated in the Purchase Order, as more fully described on Schedule 1.  City Solar shall be solely responsible for any taxes applicable to the sale of Products under this Agreement (excluding SunPower’s income taxes, which shall be borne solely by SunPower). Prices do not include VAT or other applicable taxes, withholdings or contributions.

3.           Shipments.

Unless the parties mutually agree to other shipping terms on the applicable Purchase Order, the parties agree that SunPower shall ship the Solar Panels to City Solar, *** (Incoterms 2000) SunPower designated manufacturing facilities. SunPower’s manufacturing facilities are currently in China and the Philippines, but are subject to change at SunPower’s discretion and  subject to compliance with the Product Change Procedures set forth in Schedule 6.  Unless the parties mutually agree to other shipping terms on the applicable Purchase Order, the parties agree that SunPower shall ship Solar Panels which are pre-mounted to BOS Equipment (namely T20) to City Solar, *** (Incoterms 2000) to the project site specified by City Solar in the Purchase Order.

4.           Packaging and Shipping.

SunPower shall bear all costs associated with packaging or storing the Products pursuant to the shipping terms specified above in Section 3. All Products shall be packaged, marked, and otherwise prepared in accordance with good commercial practices to reduce the risk of damage and to help minimize shipping rates and in accordance with all applicable federal, state and local packaging and transportation laws and regulations. An itemized packing list shall accompany each shipment.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.           Title and Risk of Loss.

Pursuant to Section 3 above, risk of loss and shipping costs shall pass to City Solar *** for PV-Modules or *** for pre-mounted PV-Modules plus BOS Equipment T20 as well as for BOS Equipment T0 and T10 (Incoterms 2000).  Title to the Products shall transfer to City Solar simultaneously with risk of loss pursuant to such shipping terms.  The shipping terms governing title transfer and risk of loss or damage to the Products shall remain *** or *** unless the parties mutually agree to other shipping terms on the applicable Purchase Order. City Solar specifically acknowledges that City Solar is solely responsible for providing adequate insurance for the Products after risk of loss transfers pursuant to the agreed shipping terms.
City Solar shall only have the right to claim a return or refund according to the warranty conditions outlined in Schedule 3 or as provided by German law in particular the German commercial code and the German civil code (HGB and BGB).  City Solar will not arbitrarily (e.g. no defective product) claim a right of return or refund.

6.           Invoicing / Payment Terms.

After each shipment completed under this Agreement, SunPower shall send a separate invoice, including item numbers, in duplicate, accompanied by a bill of lading or express receipt.  Subject to the foregoing, City Solar shall pay SunPower all invoiced amounts within *** calendar days of the date of title transfer of the Product from SunPower to City Solar (“Payment Due Date”). Subject to credit approval by SunPower, acting in its sole and absolute discretion, all goods will be shipped on credit. Any adjustment by SunPower to the credit line needs to occur with thirty (30) day advance notice to City Solar. For any shipments exceeding the provided credit line, City Solar agrees to provide coverage by Letter or Credit (LC) or other credit coverage acceptable to SunPower. SunPower agrees to not arbitrarily deny such LC or other credit coverage. SunPower reserves the right to hold back shipments that would exceed the current credit limit and/or LC coverage until a time where credit has been cleared again. SunPower reserves the right after thirty (30) calendar days upon written notice to City Solar to withhold ongoing shipments if City Solar fails to pay invoices by the Payment Due Date.

7.           Inspection

(a)  All Products may be inspected by City Solar on SunPower’s premises during normal business hours, in which case SunPower will provide without additional charge, all reasonable facilities and assistance for such inspections. Any City Solar employees visiting SunPower facilities for purposes of such inspection shall be qualified to conduct the applicable inspections and shall agree to abide by SunPower’s policies and rules, including confidentiality policies.

(b)  No inspection, approval, or acceptance of the Solar Panels shall relieve SunPower from liability, to the extent applicable under Schedule 3, for any defects in the Solar Panels or other failures to satisfy its warranty obligations.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.           Warranties.

All Solar Panels covered by this Agreement will be warranted per the conditions of the relevant SunPower warranty statements, set forth on Schedule 3.  All BOS Equipment covered by this Agreement will be warranted per the conditions of the relevant SunPower warranty statements, set forth on Schedule 4.

9.           Intellectual Property

Consistent with the Mutual Nondisclosure Agreement (“MDA”) of the Parties effective as of 31.08.2008, which is being incorporated in this Agreement by reference, nothing in this Agreement is intended to grant any rights to City Solar under any patent, copyright, mask work right, trade secrets or other intellectual property of SunPower, unless expressly provided herein.

10.           Confidential or Proprietary Information and Property.

Both parties shall keep confidential and otherwise protect from disclosure all confidential proprietary information obtained from the other party in connection with this Agreement or any Purchase Order unless otherwise expressly authorized herein or by the non-disclosing party in writing or unless otherwise required by applicable law, rule or regulation. Each party shall use such confidential proprietary information, only for the purposes of, or in conjunction with this Agreement. Upon a party’s request, the other party shall return all such confidential proprietary information to the requesting party or make such other disposition thereof as is directed by the requesting party.  In all lower tier subcontracts and purchase orders issued by a party and involving subcontractor receipt of such confidential proprietary information, such party shall provide the other party hereto the same rights and protections as contained in this Section 10.

11.           Territory and Products restrictions.

(a)           Product Restriction.  The parties agree that, unless otherwise agreed to in writing by SunPower, City Solar shall not redistribute the Products as a standalone product, and shall  restrict its use to:

(i)	Ground photovoltaic systems of more than *** MW that City Solar installs as EPC contractor for a third party;

(ii)	Rooftop photovoltaic systems of more than *** MW that City Solar installs as EPC contractor for a third party;

(iii)
Rooftop photovoltaic systems of less than *** MW that City Solar installs as EPC contractor for a third party provided that City Solar has signed with the owner of the system a framework agreement to develop rooftop photovoltaic systems for a global capacity over *** MW;

•	However, City Solar may install up to ***% of the Annual Volume in projects >*** kW and < *** MW.
•	Additionally, the parties may mutually agree on increasing the number of installations < *** MW on a case by case basis.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv)	Ground or rooftop photovoltaic systems of any size that City Solar develops and installs to be owned and operated by itself.

(b) City Solar shall not be liable for any possible violations of the obligations set forth in Section 11 (a) above by any third parties for which City Solar acts as EPC contractors, or to which a photovoltaic system is sold.

(c) City Solar shall give notice to SunPower of the exact immediate destination of the shipped container loads of Solar Panels to be installed for defined projects within one (1) month after their arrival at job site as specified in Schedule 5.

(d)           Territory Restriction.  City Solar shall not, without the prior written approval of SunPower, in any manner use, export, or install any of the Products within the United States or Canada or in breach of obligations undertaken under Section 25.

(e)           Nothing in this Agreement shall restrict SunPower’s ability to market, sell or otherwise offer the Products to third parties anywhere in the world.

12.           Infringement.

SunPower shall defend, at its own expense, any suit or claim that may be instituted against City Solar or any customer of City Solar for alleged infringement of patents, trade secrets, copyrights or other intellectual property rights relating to the Products, and SunPower shall indemnify City Solar and its customers for all costs and damages arising out of such alleged infringement, provided that: (i) City Solar gives SunPower reasonably prompt notice in writing of any such claim or action and permits SunPower, through its counsel of choice, to answer the charge of infringement and control the defense of such action; and (ii) City Solar provides to SunPower, within City Solar’s powers and to the extent reasonable,  information, assistance, and authority (at SunPower’s expense for reasonable out of pocket expenses incurred by City Solar in connection therewith) to enable SunPower to defend such claim or action.  SunPower will have no liability under this Section to the extent that the ground for the infringement claim is found in City Solar’s modification or combination of one or more Products with designs not supplied by SunPower.

13.           Change Orders.

Either party may, with the prior written approval of the other party (determined in the sole and absolute discretion of such other party) at any time prior to the shipping date, by change order, suspend performance of a Purchase Order in whole or in part, make changes in the quantities, shipping dates, method of shipment or packing or time or place of delivery of the Products.  Unless otherwise consented to in writing by the other party, any change orders shall not affect the obligations of the party requesting the change order to purchase on a firm commitment basis Products up to the aggregate annual quantities for the specified years set forth on Schedule 1. Any mutual agreed change order shall not be a cause for any claims for damages or indemnities.

Execution copy

14.  Term; Termination.

Unless terminated earlier pursuant to this Section 14, the term of this Agreement shall commence as of the Effective Date and shall continue through December 31, 2011 (the “Term”).

(a)  Termination for cause.                                                                Subject to the provisions of this clause (b), either party may terminate this Agreement for cause upon the other party’s material breach of this Agreement, provided that such breach remains uncured after thirty (30) calendar days’ written notice to the breaching party, and pursue all available legal remedies resulting from such breach.

(b)  Specific performance.                                                                Each party agrees and acknowledges that any violation or threatened violation of any of the terms of Sections 9 (Intellectual Property),  10 (Confidential or Proprietary Information and Property), 11 (Territory and Product restrictions) or 25 (Export Compliance)  of this Agreement will cause irreparable injury to the non-breaching party and no remedy at law will afford the breaching party adequate protection against or compensation for such injury. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of such Sections of this Agreement and to enforce specifically the terms and provisions thereof in any court of competent jurisdiction, in each case without the requirement of posting a bond or other security, this being in addition to any other remedy to which such party is entitled at law or in equity.

(c) SunPower may terminate this Agreement for cause upon: change of control of City Solar by one of SunPowers competitors in the manufacturing of solar modules or solar cells, the dissolution or merger (provided that the latter involves a change in control) of City Solar, or if a substantial portion of the assets of City Solar is transferred to another company, provided that such circumstances seriously prejudice City Solar´s capacity to perform its obligations under this Agreement.

(d)  Termination For Failure to Negotiate Price Adjustment For Changes in Exchange Rate.

Commencing September 1st 2009, the parties will verify if the average daily closing exchange rate for conversion of U.S. dollars into Euro currency falls below *** for a continuous  period of not less than *** weeks before *** and *** of each year as reflected by Bloomberg L.P.’s published Benchmark Currency Rates (“Bloomberg”). In this event, the parties will negotiate a price adjustment in good faith.
a)
In case the parties do not come to an agreement on an adjusted pricing within a *** month negotiation period starting *** or *** respectively, SunPower shall have the right to terminate the contract with *** month notice.

b)	In case the exchange rate should get back above *** within the negotiation period for a continuous period of *** weeks, SunPower shall not have the right to terminate the contract.

Commencing September 1st 2009, the parties will verify if the average daily closing exchange rate for conversion of U.S. dollars into Euro currency increases above *** for a continuous period of not less than *** weeks before *** and *** of each year as reflected by Bloomberg L.P.’s published Benchmark Currency Rates (“Bloomberg”). In this event, the parties will negotiate a price adjustment in good faith.
a)
In case the parties do not come to an agreement on an adjusted pricing within a *** month negotiation period starting *** or *** respectively, City Solar shall have the right to terminate the contract with *** month notice.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

b)	In case the exchange rate should get back below *** within the negotiation period for a continuous period of *** weeks, City Solar shall not have the right to terminate the contract.

Any pricing adjustment as provided above will be applicable resulting from the negotiation process shall commence *** if negotiation period has started *** and *** if negotiation period started *** of the following year.

(e)  Survival.                                Sections 8, 9, 10, 11, 12, and 14 through 28 shall survive any termination of this Agreement.

15.           Waiver.

The failure of any party to insist upon the performance of any provision of this Agreement or to exercise any right or privilege granted to such party under this Agreement shall not be construed as waiving such provision or any other provision of this Agreement, and the same shall continue in full force and effect.  If any provision of this Agreement is found to be illegal or otherwise unenforceable by any court or other judicial or administrative body, the other provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

16.           Applicable Law.

The validity, performance, and construction of this Agreement shall be governed by the laws of Germany without regard to its conflicts of laws principles.

17.           Disputes / Arbitration

(1) If a dispute of any kind whatsoever arises between the Parties in conjunction with this Agreement, the Parties shall attempt to settle such dispute amicably.

(2) Provided the Parties are not able to agree upon an amicable settlement within a reasonable time and no later than thirty (30) calendar days after initiation of settlement discussions, all disputes arising out of or in conjunction with this Agreement, including disputes over their construction or validity, and regardless of their legal nature, shall be settled by an arbitration court in accordance with the Arbitration Rules of the International Chamber of Commerce (ICC) without recourse to the ordinary courts of law. Such arbitration shall be final and binding.

(3) The place of arbitration shall be Frankfurt, Germany.

(4) The language of the arbitration proceedings shall be English.

(5) If the dispute in question amounts to no more than *** EURO, the Arbitration Panel shall consist of one arbitrator, otherwise of three (3) arbitrators.

(6) The Arbitrator(s) shall in their discretion have the power to decide on cost of the dispute, including attorneys’ fees. Such decision shall be binding.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(7) Without detriment to the foregoing, the Parties shall not be precluded from initiating interim measures via the ordinary courts of law.

18.           Assignment.

Except as provided herein, no party shall assign this Agreement without the prior written consent of the other parties hereto and any purported assignment without such consent shall be deemed null and void.  Notwithstanding the foregoing, both parties shall be permitted to assign this Agreement without the other party’s consent to its Affiliates within the meaning of §§15ff AktG or in connection with a merger or sale of all or substantially all of its assets.  Unaffected thereof, the parties will remain liable for any of their contractual obligation (“Gesamtschuldnerschaft”)

19.           Publicity.

No party shall make or authorize any news release, advertisement, or other disclosure which shall confirm the existence or convey any aspect of this Agreement without the prior written consent of the other parties except as may be required to perform this Agreement or a Purchase Order, or as required by applicable law, rule or regulation.

20.           Complete Agreement; Modifications.

This Agreement, including all exhibits, schedules, purchase orders, and annexes hereto, contains the complete and entire agreement among the parties as to the subject matter hereof  and replaces and supersedes any prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter of this Agreement.  No modification of the Agreement shall be binding unless it is written and signed by both parties.

21.           Right of Offset.

Notwithstanding anything herein, either party shall be entitled to offset any amounts it otherwise owes to the other party under this Agreement, provided that the amount offset is undisputed between the parties.

22.           Force Majeure.

Notwithstanding anything to the contrary in this Agreement or any schedule hereto, no party shall be considered in default of performance under this Agreement or a Purchase Order to the extent that performance of such obligations is delayed or prevented by reasons beyond the reasonable control of such party, including but not limited to fire, flood, hurricanes, earthquake or similar natural disasters, riot, war, terrorism, labor strikes or civil strife.

23.           Notices.

All notices shall be delivered by fax, nationally recognized overnight courier (such as federal express), or hand delivered to the person below.  Notice shall be effective upon the day received, or within twenty-four (24) hours after submission of any of the above methods.

To SunPower:	To City Solar:

SunPower GmbH Wiesenstr. 5 60385 Frankfurt Facsimile: +49-69-9563471-99 Attn: Jörn Jürgens	City Solar Kraftwerke AG Bosenheimer Straße 286 55543 Bad Kreuznach Facsimile: +49-671-88909-18 Attn: Henrik Krüpper, Stefan Christ

24.           Limitation of Liability.

Except as otherwise expressly stated herein, in no event shall any party hereto be liable to any other party hereto for any indirect, incidental, punitive or special damages whatsoever, without regard to cause or theory of liability arising out of this Agreement, unless expressly provided for by this Agreement.

25.           Export Compliance

City Solar is aware and acknowledges that it is SunPower’s policy to comply fully with all economic sanctions and trade restrictions promulgated by the United States Government, the German Government and the EU authorities. City Solar confirms that it adheres to the same policy.
City Solar furthermore confirms that it is its policy to refrain from any acts or omissions constituting a violation of any applicable anti-bribery laws and regulations.

26.           Miscellaneous

(a) Any amendments to, or modifications of this Agreement shall become effective only when in writing and signed by the Parties

(b) Headings to sections of this Agreement are for convenience only and shall have no affect in construing and interpreting this Agreement.

(c) The Recitals shall be considered an integral part of this Agreement and shall have the same force and effect as the remaining provisions of this Agreement.

(d) All documents to which reference is made in this Agreement, and which are attached hereto as Appendices shall be deemed as thereby incorporated in this Agreement, and constitute an integral part thereof.

27.  Severability Clause

In the event any provision of this Agreement proves unenforceable or invalid for whatever reason, the remaining provisions of this Agreement shall be unaffected by such holding, but remain in full force and effect. The Parties shall replace unenforceable provisions with such enforceable provisions that are suitable to implement the economic purpose of the deleted provision to the greatest extent possible.  The same shall apply mutatis mutandis in case of any gaps in the AGREEMENT.

28.  Counterparts

This Agreement shall be executed in two counterparts. Each counterpart shall be deemed an original hereof. With their signature the Parties confirm the reception of one counterpart.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first above written.

SunPower GmbH

By: /s/ Jörn Jürgens	By: /s/Howard Wenger
Name: Jörn Jürgens	Name: Howard Wenger
Title Geschäftsführer	Title: President, Global Business Units

City Solar Kraftwerke AG:

By:           /s/ Steffen Kammler
Name:  Steffen Kammler
Title:    Vorstand

List of Schedules:

Schedule                                Description
1                                Basic Terms of Sale
2                                Form of Purchase Order
3                                Form of SunPower Solar Panel Warranties
4                                Form of Other Manufacturers Warranties
5                                Information requirements on project details
6                                Product Change Procedures

Execution copy

SCHEDULE 1 – PRODUCTS

1.           Volume and Prices

		2009	2010	2011	TOTAL
MW ToP	***	***	***	***	***
MW additional call option		***	***	***	***
Additional target quantity		***	***	***	***
total		***	***	***	***
Price/Wp	***	***	***	***
Price/Wp	***	***	***	***
Price/Wp	***	***	***	***
Price/Wp	***	***	***	***

2.           Module Specifications

The cell type mix for modules supplied in 2009 will be ***% Gen B and ***% Gen C.

	Module 72 cells	Module 96 cells
Gen B	***Wp
Gen C	***Wp	***Wp

For 2010 and 2011 SunPower will supply City Solar only with cell types of Gen C or higher classes, which has to be defined in Wp and cell qty. SunPower will do its best efforts to supply City Solar with a favorable high share of the Solar panels with the highest cell efficiency, the delivered cell mix reflecting, at least, SunPower’s overall production mix. SunPower shall deliver modules in size of 72cell or 96cell – to be defined in purchase order and rolling forecast as set forth in Section 1. .

3.           BOS Equipment Specifications

3.1.           T0

Project configuration

Materials and Components for T0 TrackerTM Building Blocks (defined below).

Final Tracker Building Block configurations shall be determined based on the following information to be provided by City Solar for each Tracker site:

•	Soils report

•	GPS Topographical Survey

•	Inverter type and specifications

SunPower™ Tracker Description

1)
BUILDING BLOCK DEFINITION - Each SunPower™ Tracker building block is driven by a single 1/2hp drive and controller.   Configuration by City Solar will be based on the final Solar Panels selected by City Solar.

Typical building blocks with Solar Panels provided by SunPower:

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

[●] kWp Building Blocks with [●] panels

2)	ACCESS - For optimal construction and O&M access, Customer shall ensure that the site layout should include 1 meter N-S clearance between adjacent SunPower™ Tracker system row ends.

3)
OTHER EQUIPMENT – Customer is responsible for acquiring all electrical equipment, including without limit all inverters and transformers, necessary to install and operate the system, with the exception of the SunPower™ Tracker system drives and controllers supplied under the Agreement.

4)	SUNPOWER™ TRACKER SYSTEM ASSEMBLY DRAWINGS – SunPower™ Tracker Assembly Drawings, which will depict the key elements of the SunPower™ Tracker once constructed, are included at no additional charge.

5)
FOUNDATIONS - A variety of foundation types may be accommodated depending on local site conditions and soil. The most common design consists of embedding the hot dip galvanized steel drive and bearing pier tubes, provided by SunPower, in concrete-filled holes augered in the unimproved site soil. The bearing pier tubes are 114mm OD, and the augered holes are 500mm diameter x 1.5m deep, for the assumed UBC Class 4 Sandy, Clay Sand soils. The drive pier tubes are 324mm OD, and the augered holes 762mm diameter x 3.35m deep. In the event that the soils are unsuitable and/or are collapsing-type soils that will not stand open for concrete placement following excavation, other foundation types may be utilized, including reinforced concrete grade beams.  Each row has (8) piers.

6)
SITE GRADING - The SunPower™ Tracker shall be installed sloping up to 6 degrees in the E-W and/or N-S directions, and can accommodate from 0.3m – 1.0m PV module ground clearance at max tilt of 45 degrees, in order to accommodate most undeveloped sites without a requirement for extensive site grading.

7)
FENCING – It is recommended that a minimum 2m perimeter fence with porous wind fabric or slats be constructed by Customer within 5m to 6m of the array. The fence should be designed by City Solar to survive design wind speeds expected at the project site.

Components and materials to be provided by Sunpower

SunPower™ Tracker is a horizontal single-axis PV tracking system (technology is protected by US Patent No. 6,058,930 and other US and PCT patents pending). SunPower sells City Solar the SunPower™ Tracker components and materials described below for the purpose of constructing a PV tracking system. The specific materials, components and other items to be provided by SunPower consist of the following:

•	Torque Tube material
•	Bearing Pier material – maximum 3.0 meter length (unless otherwise specified on 1st page of this document)
•	Drive Pier material – maximum 3.5 meter length (unless otherwise specified on 1st page of this document)
•	Central Torque Tube components
•	Strut components
•	Bearing Pier Cap components
•	Drive Pier Cap components
•	PV Module mounting clamps (Customer to specify exact module type)
•	PV Module mounting fasteners (Customer to specify exact module type)
•	Drive Mounting components
•	Fully Integrated Linear Actuator Drive/Gearmotor/Potentiometer/Limit Switch/Controller Assemblies
•	Torque Tube Bearings
•	Torque Tube Caps
•	Thrust Bearing components

SunPower may amend the number of any type of component, material or items to be delivered on the basis of the detailed final site layout provided by City Solar following signature of this Agreement.

City Solar is solely responsible for verifying that the site(s) and other conditions are appropriate for use of the T0 BOS Equipment.

3.2           T20

Project configuration

Materials and Components for T20 TrackerTM Building Blocks (defined below).

Final Tracker Building Block configurations shall be determined based on the following information to be provided by City Solar for each Tracker site:

•	Soils report

•	GPS Topographical Survey

•	Inverter type and specifications

SunPower T20 Tracker™ Description

1)           BUILDING BLOCK DEFINITION - Each T20 Tracker™ Building Block is composed of several T20 Tracker™ rows, each row driven by a single 1/2hp drive and controller will be configured based on the final module types defined with City Solar. The tracker configuration is determined by the number of Solar Panels per source circuit that the inverter selected by City Solar can accommodate.

Typical building blocks with Solar Panels provided by SunPower:

[●] kWp Building Blocks with [●] panels

Each tracker unit consists of [●] modules bolted on a steel structure. Each tracker unit consists of one string with ~ ●kWp.

2)           ACCESS - For optimal construction and O&M access, City Solar shall ensure that the site layout should include 4 meter E-W clearance between adjacent T20 Tracker™ system row ends.

3)           INVERTERS AND TRANSFORMERS - All electrical equipment necessary to install and operate the system, except the T20 Tracker™ system drives and controllers are to be acquired by City Solar from other vendors.

4)           TRACKER™ SYSTEM ASSEMBLY DRAWINGS – T20 Tracker™ Assembly Drawings shall be included to depict the key elements of the T20 Tracker™ System once constructed.

5)           FOUNDATIONS - Each T20 Tracker™ tracker unit shall be installed on reinforced concrete surface-mounted foundations. Specifications and drawings for the standard foundations shall be provided by SunPower to City Solar. The maximum slope for the foundations shall be 3 degrees. The foundations are specified to prevent overturning during the design life. It is anticipated that slight sliding of the foundations could occur during major wind events on perimeter tracker units. This is not considered a failure and that annual maintenance could include repositioning foundations as necessary.

6)           SITE GRADING - The T20 Tracker™ system may be installed sloping up to 3 degrees in the E-W and/or N-S directions, and can accommodate from 0.3m – 1.0m Solar Panel ground clearance at max tilt of 45 degrees, in order to accommodate most undeveloped sites without a requirement for extensive site grading. Following contract signature and as part of the development of the detailed site layout, site topographical information will be reviewed in order to determine whether a requirement for site grading may be avoided.

7)           FENCING – It is recommended that a minimum 2m perimeter fence with porous wind fabric or slats be constructed by Customer within 5m to 6m of the array. The fence should be designed by City Solar to survive design wind speeds expected at the project site.

8)           WIND SPEED – The maximum 3-second gust specification for T20 is: 130km/h also expressed as 36 m/s or 81 mph.

Components and materials to be provided by SunPower: T20 Tracker™ is a horizontal single-axis PV tracking system (technology is protected by US Patent No. 6,058,930 and other US and PCT patents pending). SunPower will sell the Customer the T20 Tracker™ components and materials described below for the purpose of constructing a PV tracking system. The specific materials, components and other items to be provided by SunPower consist of the following:

•	T20 generic foundation design drawings and design loads (not site specific, not stamped by an Italia engineer duly licensed)
•	Torque Tube material
•	Drive strut component
•	Module strut components
•	PV Module mounting clamps
•	Drive Mounting components
•	PV Module mounting fasteners
•	Fully Integrated Linear Actuator Drive/Gearmotor/Potentiometer/Limit Switch/Controller Assemblies
•	Torque Tube Bearings
•	Torque Tube Caps
•	Thrust Bearing components

SunPower may amend the number of any type of component, material or items to be delivered on the basis of the detailed final site layout provided by City Solar following signature of this Agreement.

For purposes of generating the list of component parts for each site, SunPower has made certain assumptions regarding ground clearance, design wind speed and other factors. While we have assumed 36 meters per second 3-sec gust 5-year wind speeds, UBC Class 4 soils, no design or implied warranties are included in the basic material quote.

City Solar is solely responsible for verifying that the site(s) and other conditions are appropriate for use of the T20 BOS Equipment.

3.3           T10

SunPower™ T10 Roof Tile is a non-penetrating PV patented mounting system. SunPower sells Customer the SunPower™ T10 Roof Tile components and materials described below for the purpose of constructing a rooftop PV system. The specific materials, components and other items to be provided by SunPower consist of the following:

•	North Support Assemblies
•	Main Supports Assemblies
•	South Supports Assemblies
•	North Deflectors
•	East Deflectors
•	West Deflectors
•	Wire Tray Assemblies
•	IFF Clips (PV Module mounting clamps)
•	Bolts
•	Flange Nuts
•	Wire Ropes (where necessary)
•	Spreader Bars (where necessary)

City Solar is solely responsible for verifying that the site(s) and other conditions are appropriate for use of the T10 BOS Equipment.

4.           Annual and monthly allocations

No later than 1st October (1st December for 2009) each year the parties shall mutually agree on a written shipping schedule allocating the annual volume commitments to the calendar months of the following year as described in the table below for the following calendar year (“Annual Forecast”).
•	The guiding over-all principles (applies to the Annual Forecast as well as the Revised Annual Forecast (as specified below)) for this schedule shall be as follows :
i.	Each individual fiscal quarter cannot hold more that ***% of the annual committed volume.
ii.	The first month of each fiscal quarter needs to hold ≤ ***% of the quarterly volume.
iii.	The second and third month of each fiscal quarter needs to hold ≤ ***% of the quarterly volume.
iv.	If the parties do not come to an agreement of how to allocate fiscal quarters, then the annual volume shall be evenly distributed within the year.

Within the year, City Solar will supply a revised monthly rolling shipping forecast (“Revised Annual Forecast”) at the end of each month showing the following four month locked volume and possibly revised following forecast for the remainder of the year.
Rules for re-allocation of product :
•	CitySolar has the right to move volume between months in the following way :
o	Month 1 – 4 has to be looked down, means 0% flexibility
o	Month 5 – 6 volumes might be changed +/- ***% in respect to the Revised Annual Forecast.
o	Month 7 – 9 volumes might be changed +/- ***% in respect to the Revised Annual Forecast.
o	Month hereinafter month 9 for the present year +-***% in respect to the Revised Annual Forecast.

SunPower and City Solar shall mutually agree on a weekly shipping schedule showing the first two months of each lock down period (“Weekly Shipping Schedule”)

The parties will use their best efforts to optimize deliveries in accordance with City Solars project planning schedule.

		01/ xx	02/ xx	03/ xx	04/ xx	05/ xx	06/ xx	07/ xx	08/ xx	09/ xx	10/ xx	11/ xx	12/ xx
PV-only	MW ToP
T0	MW ToP
T20	MW ToP
T10	MW ToP

5.           Price Adjustment for Products

In the event that future market conditions change causing the above pricing to result in a severe economic disadvantage for either Party, the Parties agree to meet and discuss new terms for next year´s pricing that preserve the relative economic benefits of the Agreement. No later than October 1st of the given year the Parties shall establish such new terms for next year´s pricing.  If, despite their best efforts, the Parties are unable to agree upon revised pricing, the Parties shall submit the matter to arbitration pursuant to Section 17; provided, that if in the course of arbitration (A) Seller is able to demonstrate either (i) that maintaining existing pricing would reduce its aggregate gross margin on a quarterly basis substantially below a reasonable gross margin for a module manufacturer  or (ii) that a

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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change in existing pricing would reduce its aggregate gross margin on a quarterly basis substantially below a reasonable gross margin for a module manufacturer, and/or (B) Buyer is able to demonstrate either (i) that maintaining existing pricing would reduce its aggregate gross margin on a quarterly basis substantially below a reasonable gross margin for a solar power plant installer/operator,  or (ii) that a change in existing pricing would reduce its aggregate gross margin on a quarterly basis substantially below a reasonable gross margin for a solar power plant installer/operator, then the affected Party shall have the right to terminate this Agreement with no further liability.

6.           Indemnity

City Solar’s Failure to Meet Quantity Commitments:   In the event that City Solar fails to order and take delivery of its contracted volume in the year 2009, City Solar shall pay SunPower a minimum indemnity equal to  *** € per Watt regarding the not ordered products, if volume commitment remains unfulfilled after *** days written notice to City Solar. SunPower shall have no right to give such notice, and City Solar shall not be under any obligations to pay any respective indemnity before the end of the calendar year in question City Solar will pay the indemnity within *** days of invoice date. SunPower shall use its best efforts to minimize its damages by reselling the products not taken by City Solar to other customers for the best possible price. All amounts due to the resale efforts by SunPower shall be taken into account in computing the indemnity. SunPower´s right to claim and prove a higher or other damage or higher loss of profit, as provided by German law, remains unaffected hereof.

SunPower’s Failure to Meet Quantity Commitments: In the event that SunPower fails to ship its contracted volume in the year 2009, SunPower shall pay City Solar a minimum indemnity equal to  *** € per Watt regarding the not shipped products, if volume commitment remains unfulfilled after *** days written notice to SunPower. City Solar shall have no right to give such notice, and SunPower shall not be under any obligations to pay any respective indemnity before the end of the calendar year in question. SunPower will pay the same within *** days of invoice date. City Solar´s right to claim and prove higher or other damages and/or a higher loss of profit, as provided by German law, remains unaffected hereof.

Commencing January 1st 2010, the parties agree that any damages can only be claimed in accordance to German law.

7.           Option

No later than 1st October 2009 and each year after the City Solar may increase the annual volume up to the call option as quantified in table above (Schedule 1.1).  Additionally the parties may mutually agree to increase the annual volume commitments for the following calendar year up to the amounts described in the table above as Additional target quantity. The increased annual volume shall become a binding commitment of the parties to purchase and sell such quantity for such year. The mutual agreement to increase the respective annual volume commitment for 2010 and 2011 shall be in writing and signed by both parties according to Section 20.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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SCHEDULE 2

(Ausfüllen: Anschrift Lieferant)

Bestellung

City Solar Kraftwerke AG
Bosenheimer Straße 286
55543 Bad Kreuznach
Telefon: 0671 88909-0
Fax: 0671 88909-18
www.citysolar.de

4. November 2008

Ihr Ansprechpartner:
(Ausfüllen)
Tel.: (Ausfüllen)
Fax: (Ausfüllen)
(Ausfüllen)@citysolar.de

Bestell-Nummer: B_JJMMTT_MWA_001

Sehr geehrte Damen und Herren,

hiermit bestellen wir wie folgt.

Ihr Angebot Nr.		Vom:	
Besteller:		Projektnummer:	
Liefertermin:		Anlieferung:	
Lieferbedingung:		Zahlungsziel:	

Artikel-Nr.	Bezeichnung	Menge	Preis pro Stück		Gesamt-Preis
			€		€
			€		€
			€		€
			€		€
			€		€
			Summe Netto:		€
			zuzgl. MwSt.	19%	€
			Gesamtsumme:		€

Mit freundlichem Gruß

(Ausfüllen)

Sitz der Gesellschaft:
Bad Kreuznach
Registergericht:
Bad Kreuznach HRB 20106

Vorstand:
Steffen Kammler
Aufsichtsratsvorsitzender:
Dr. Kurt Döderlein

USt.-ID Nr. DE 224 228 819
Bankverbindung:
Deutsche Bank AG Wiesbaden
BLZ 510 700 21
Kto. 2 006 138
IBAN DE
75107002 10200613800
BIC DEUTDEFF510
Sparkasse Rhein-Nahe
BLZ 560 501 80
Kto. 10 184 182

SCHEDULE 3

SUNPOWER LIMITED WARRANTY FOR SOLAR PANELS

SPR-315E-xxx-x, SPR-300E-xxx-x, SPR-305-xxx-x, SPR-300-xxx-x, SPR-290-xxx-x, SPR-230-xxx-x, SPR-225-xxx-x, SPR-220-xxx-x, SPR-217-xxx-x, SPR-215-xxx-x, SPR-210-xxx-x, SPR-205-xxx-x, SPR-200-xxx-x, SPR-90-xxx-x (“xxx-x” define product variants)

1.	Limited Product Warranty – Ten (10) Year Repair, Replacement or Refund Remedy

SunPower GMBH (“SunPower”) warrants that for ten (10) years, its Solar Panels shall be free from defects in materials and workmanship under normal application, installation, use and service conditions. If the Solar Panels fail to conform to this warranty, then for a period ending ten (10) years from delivery of the PV Modules according to Section 3 of the Agreement, SunPower will, at its option, either repair or replace the product, or refund the purchase price as paid by the City Solar. The repair, replacement or refund remedy shall be the sole and exclusive remedy provided under the Limited Product Warranty and shall not extend beyond the ten (10) year period set forth herein. This Limited Product Warranty does not warrant a specific power output, which shall be exclusively covered under clause 2 hereinafter (Limited Power Warranty).

2.           Limited Power Warranty

a)
SunPower additionally warrants: If, within twelve (12) years from date of delivery to City Solar, any Solar Module(s) exhibits a power output less than 90% of the Minimum Peak Power as specified at the date of delivery in SunPower’s Product datasheet, and this reduced output is caused by defects in material or workmanship, SunPower will optionally replace such loss in power by either providing to City Solar additional Solar Panels to make up such loss in power or by providing monetary compensation equivalent to the cost of additional Solar Panels required to make up such loss in power or by repairing or replacing the defective Solar Panels.

b)
SunPower additionally warrants: If, within twenty five (25) years from date of delivery to City Solar any Solar Panel(s) exhibits a power output less than 80% of the Minimum Peak Power as specified at the date of delivery in SunPower’s Product datasheet, and this reduced output is caused by defects in material or workmanship, SunPower will optionally replace such loss in power by either providing to City Solar additional Solar Panels to make up such loss in power or by providing monetary compensation equivalent to the cost of additional Solar Panels required to make up such loss in power or by repairing or replacing the defective Solar Panels

3.	Exclusions and limitations

a)	Warranty claims must in any event be filed within the applicable Warranty period.

b)	Warranty claims may only be made by, or on the behalf of, the original end customer or a person to whom title has been transferred for the Solar Panels.

c)	The Limited Warranties do not apply to any of the following:

1.
if and to the extent to which the Solar Panels have been subjected to: misuse, abuse, neglect or accident; alteration, improper installation, application or removal (including but not limited to installation, application or removal by any party other than a SunPower authorized dealer; non observance of SunPower's installation, users and/or maintenance instructions; repair or modifications by someone other than an approved service technician of SunPower; power failure surges, lightning, flood, fire, accidental breakage or other events outside SunPower's control.

2.	Cosmetic defects stemming from normal wear and tear of Solar Panels materials.

3.	if and to the extent the Solar Panels have been installed in locations, which may be subject to direct contact with salt water.

d)
The Limited Warranties do not cover any transportation costs for the return of Solar Panels or the installation, removal or reinstallation of Solar Panels, as long as they do not associate with the repair or replacement of Solar Panels.

e)	When used on a mobile platform of any type, the Limited Power Warranty, applying to any of the Solar Panels shall be limited to twelve (12) years as per the provisions of clause 2(a) hereof.

f)	Warranty claims will not apply if the type or serial number of the Solar Panels is altered, removed or made illegible.

4.           Limitation of Warranty Scope

FURTHER CLAIMS ARE EXCLUDED, IN PARTICULAR CLAIMS FOR DAMAGES, WHICH DO NOT OCCURRE TO THE PV MODULES ITSELF. THIS SHALL NOT APPLY IN INSTANCES OF INTENT AND GROSS NEGLIGENCE OR CULPABLE VIOLATION OF IMPORTANT CONTRACTUAL OBLIGATIONS. IN THE EVENT OF CULPABLE VIOLATION OF IMPORTANT CONTRACTUAL OBLIGATIONS, SUNPOWER SHALL SOLELY ASSUME LIABILITY FOR DAMAGES THAT ARE TYPICAL FOR THE CONTRACT AND COULD HAVE REASONABLY BEEN FORESEEN – EXCEPT IN INSTANCES OF INTENT OR GROSS NEGLICENCE. THE EXCLUSION OF LIABILTY SHALL NOT APPLY TO GUARANTUEES WITH RESPECT TO QUALITY, PROVIDED THAT IT WAS SPECIFICALLY INTENDED TO SAFEGUARD THE CUSTOMER AGAINST DAMAGES. MOREOVER, THE EXCLUSION OF LIABILTY SHALL NOT APPLY IN INSTANCES WHERE LIABILTY IS

 ASSUMED, UNDER PRODUCT LIABILTY LAW, FOR PERSONAL INJURY OR PROPERTY DAMAGE AT OR ON PRIVATELY UTILIZED OBJECTS, FOR DEFECTS IN THE DELIVERED SOLAR PANEL.

SUNPOWER IS NOT LIABLE FOR DAMAGES THAT ARISE OUTSIDE ITS SCOPE OF PERFORMANCE, ARE INFLUENCED BY IMPROPER UTILIZATION OR TREATMENT, ERRONEOUS INSTELLATION AND OPERATION BY THE CUSTOMER OR ANY THIRD PARTIES, NATURAL WEAR AND TEAR AND INAPPROPRIATE OPERATING MATERIALS OR REPLACEMENT MATERIALS. AN IMPROPER USE IS ASSUMED IF THE SOLAR PANELS ARE NOT BEING USED IN ACCORDANCE WITH THE CONDITIONS OF OPERATIONS STATED IN SUNPOWER´S DATASHEETS AND BROCHURES.

5.           Obtaining Warranty Performance

If you feel you have a justified claim covered by this Limited Warranty, immediately send such notification to SunPower GMBH. In addition, please enclose evidence of the date of delivery of the Solar Panels. If further assistance is required, please write to SunPower for instructions. The return of any Solar Panels will not be accepted unless prior written authorization has been given by SunPower.

6.           Transferability

Subject to the terms of this warranty, this warranty is transferable provided that the Solar Panels remain installed in original location.

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SCHEDULE 4

SUNPOWER LIMITED WARRANTY FOR BOS EQUIPMENT

T0/T20

1.           Limited warranty

SUNPOWER GMBH (“SunPower”) warrants that, for the period(s) set forth below commencing on the applicable shipment date, the BOS Equipment, when shipped in its original container, will be free from defective workmanship and materials, and agrees that it will, at its option, (1) either repair the defect or replace the defective BOS Equipment or part thereof with a new or remanufactured equivalent at no charge to City Solar for parts or labor for the period(s) set forth below or (2) or refund the price paid of the defective BOS Equipment paid for by City Solar:

•	Gearmotor: 3-year parts only warranty
•	Drive: 5-year parts only warranty
•	Controller: 3-year limited warranty
•	Mill Steel material: warranted at delivery to meet manufacturer specifications
•	Fabricated Steel: warranted at delivery to meet manufacturer specifications
•	Fasteners: warranted at delivery to meet manufacturer specifications
•	Bearings: warranted at delivery to meet manufacturer specifications

This warranty does not apply to any appearance items of the BOS Equipment nor to the additional excluded item(s) set forth below nor to any BOS Equipment the exterior of which has been damaged or defaced, which has been subjected to misuse, abnormal service or handling, or which has been altered or modified in design or construction.

2.           Exclusions

This warranty shall be void in the event of any of the following:

•	Improper or unauthorized installation, alteration or repair made to the BOS Equipment or associated wiring and parts;
•
damage, malfunction, or degradation of electrical output caused by failure to properly operate or maintain the equipment, power failure surges, lightening, flood, fire, accidental breakage or damage, malfunction, or other events beyond SunPower’s control, or degradation of electrical output resulting from owner or third-party abuse, accident, alteration, improper use, negligence, or vandalism;

•	the components in the construction base on which the BOS Equipment is mounted are defective; or
•	Force Majeure events, including without limit, any act or event which is unforeseeable, or being foreseeable, unavoidable and outside the control of SunPower, including, without limit, Acts of God.

Ordinary wear and tear, or cosmetic imperfections are not considered defects.

This warranty does not cover any transportation costs for return of the BOS Equipment or  costs for the installation, removal or reinstallation of the BOS Equipment, as long as they do not associate with the repair or replacement of BOS Equipment.

The warranty is conditioned on (i) City Solar, at its cost, providing qualified on-site labor, (ii) the environment for use of the components not exceeding or departing materially from the site assumptions listed for each project.

3.           Other Manufacturer Warranties

The Equipment may include components that are manufactured by other manufacturers (“Other Manufacturers”). This may include, without limit, warranties regarding gearmotors, drives and inverters. To the extent applicable, SunPower hereby assigns all Other Manufacturer warranties to City Solar and permitted transferees.  SunPower makes no representations or warranties, and warrantee shall primarily seek recourse from these Other Manufacturers, regarding the warranties of these Other Manufacturers. SunPower shall deliver City Solar terms and conditions of the third party manufacturer warranties at delivery of Equipment. SunPower is only subsidiarily liable for warranties of these Other Manufacturers.

4.           Limitation of Warranty Scope

FURTHER CLAIMS ARE EXCLUDED, IN PARTICULAR CLAIMS FOR DAMAGES, WHICH DO NOT OCCURRE TO THE BOS EQUIPMENT ITSELF. THIS SHALL NOT APPLY IN INSTANCES OF INTENT AND GROSS NEGLIGENCE OR CULPABLE VIOLATION OF IMPORTANT CONTRACTUAL OBLIGATIONS. IN THE EVENT OF CULPABLE VIOLATION OF IMPORTANT CONTRACTUAL OBLIGATIONS, SUNPOWER SHALL SOLELY ASSUME LIABILITY FOR DAMAGES THAT ARE TYPICAL FOR THE CONTRACT AND COULD HAVE REASONABLY BEEN FORESEEN – EXCEPT IN INSTANCES OF INTENT OR GROSS NEGLICENCE. THE EXCLUSION OF LIABILTY SHALL NOT APPLY TO GUARANTUEES WITH RESPECT TO QUALITY, PROVIDED THAT IT WAS SPECIFICALLY INTENDED TO SAFEGUARD CITY SOLAR AGAINST DAMAGES. MOREOVER, THE EXCLUSION OF LIABILTY SHALL NOT APPLY IN INSTANCES WHERE LIABILTY IS ASSUMED, UNDER PRODUCT LIABILTY LAW, FOR PERSONAL INJURY OR PROPERTY DAMAGE AT OR ON PRIVATELY UTILIZED OBJECTS, FOR DEFECTS IN THE DELIVERED BOS EQUIPMENT.

SUNPOWER IS NOT LIABLE FOR DAMAGES THAT ARISE OUTSIDE ITS SCOPE OF PERFORMANCE, ARE INFLUENCED BY IMPROPER UTILIZATION OR TREATMENT, ERRONEOUS INSTELLATION AND OPERATION BY CITY SOLAR OR ANY THIRD PARTIES, NATURAL WEAR AND TEAR AND INAPPROPRIATE OPERATING MATERIALS OR REPLACEMENT MATERIALS. AN IMPROPER USE IS ASSUMED IF THE BOS EQUIPMENT IS NOT BEING USED IN ACCORDANCE WITH THE CONDITIONS OF OPERATIONS STATED IN SUNPOWER´S DATASHEETS AND BROCHURES.

5.           Obtaining Warranty Performance

If City Solar feels it has a justified claim covered by this warranty, it shall immediately send such notification to SUNPOWER GMBH. In addition, City Solar shall enclose evidence of the date of delivery of the BOS Equipment. The return of any BOS Equipment will not be accepted unless prior written authorization has been given by SunPower.

6.           Transferability

Subject to the terms of this warranty, this warranty is transferable provided that the BOS Equipment remains installed in original location.

7.           Spare Kit

City Solar may wish to purchase a spare controller, gearmotor and limit switch assembly, so that such spares would be available in the event of the failure of one of those units, which would help to reduce system downtime associated with equipment failure. Pricing for such spare kit is described below:

[Missing Graphic Reference]

[Missing Graphic Reference]

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T10

1.           Limited warranty

SUNPOWER GMBH (“SunPower”) warrants that, for the period(s) set forth below commencing on the applicable shipment date, the BOS Equipment, when shipped in its original container, will be free from defective workmanship and materials, and agrees that it will, at its option, (1) either repair the defect or replace the defective BOS Equipment or part thereof with a new or remanufactured equivalent at no charge to City Solar for parts or labor for the period(s) set forth below or (2) or refund the price paid of the defective BOS Equipment paid for by City Solar.

This warranty does not apply to any appearance items of the Equipment nor to any additional excluded item(s) set forth below nor to any Equipment the exterior of which has been damaged or defaced, which has been subjected to misuse, abnormal service or handling, or which has been altered or modified in design or construction.

2.           Model Number & Description

T10 ROOF TILE

3.           Warranty Period

The warranty period on the Equipment is 5 YEARS from delivery of the Equipment according to Section 3 of the Agreement.

4.           Other Manufacturer Warranties

The Equipment may include components that are manufactured by other manufacturers (“Other Manufacturers”). This may include, without limit, warranties regarding gearmotors, drives and inverters. To the extent applicable, SunPower hereby assigns all Other Manufacturer warranties to City Solar and permitted transferees.  SunPower makes no representations or warranties, and warrantee shall primarily seek recourse from these Other Manufacturers, regarding the warranties of these Other Manufacturers. SunPower shall deliver City Solar terms and conditions of the third party manufacturer warranties at delivery of Equipment. SunPower is only subsidiarily liable for warranties of these Other Manufacturers.

5.           Exclusions: This warranty shall be void in the event of any of the following:

•	Improper or unauthorized installation, alteration or repair made to the Equipment or associated wiring and parts;
•
damage, malfunction, or degradation of electrical output caused by failure to properly operate or maintain the Equipment, power failure surges, lightening, flood, fire, accidental breakage or damage, malfunction, or degradation of electrical output resulting from homeowner or third-party abuse, accident, alteration, improper use, negligence, or vandalism;

•	the components in the construction base on which the Equipment is mounted are defective;

•	Force Majeure events, including without limit, any act or event which is unforeseeable, or being foreseeable, unavoidable and outside the control of SunPower, including, without limit, Acts of God.

Ordinary wear and tear, or cosmetic imperfections are not considered defects.

6.           Limitation of Warranty Scope

FURTHER CLAIMS ARE EXCLUDED, IN PARTICULAR CLAIMS FOR DAMAGES, WHICH DO NOT OCCURRE TO THE BOS EQUIPMENT ITSELF. THIS SHALL NOT APPLY IN INSTANCES OF INTENT AND GROSS NEGLIGENCE OR CULPABLE VIOLATION OF IMPORTANT CONTRACTUAL OBLIGATIONS. IN THE EVENT OF CULPABLE VIOLATION OF IMPORTANT CONTRACTUAL OBLIGATIONS, SUNPOWER SHALL SOLELY ASSUME LIABILITY FOR DAMAGES THAT ARE TYPICAL FOR THE CONTRACT AND COULD HAVE REASONABLY BEEN FORESEEN – EXCEPT IN INSTANCES OF INTENT OR GROSS NEGLICENCE. THE EXCLUSION OF LIABILTY SHALL NOT APPLY TO GUARANTUEES WITH RESPECT TO QUALITY, PROVIDED THAT IT WAS SPECIFICALLY INTENDED TO SAFEGUARD CITY SOLAR AGAINST DAMAGES. MOREOVER, THE EXCLUSION OF LIABILTY SHALL NOT APPLY IN INSTANCES WHERE LIABILTY IS ASSUMED, UNDER PRODUCT LIABILTY LAW, FOR PERSONAL INJURY OR PROPERTY DAMAGE AT OR ON PRIVATELY UTILIZED OBJECTS, FOR DEFECTS IN THE DELIVERED BOS EQUIPMENT.

SUNPOWER IS NOT LIABLE FOR DAMAGES THAT ARISE OUTSIDE ITS SCOPE OF PERFORMANCE, ARE INFLUENCED BY IMPROPER UTILIZATION OR TREATMENT, ERRONEOUS INSTELLATION AND OPERATION BY CITY SOLAR OR ANY THIRD PARTIES, NATURAL WEAR AND TEAR AND INAPPROPRIATE OPERATING MATERIALS OR REPLACEMENT MATERIALS. AN IMPROPER USE IS ASSUMED IF THE BOS EQUIPMENT IS NOT BEING USED IN ACCORDANCE WITH THE CONDITIONS OF OPERATIONS STATED IN SUNPOWER´S DATASHEETS AND BROCHURES.

7.           Obtaining Warranty Performance

If City Solar feels it has a justified claim covered by this warranty, it shall immediately send such notification to SUNPOWER GMBH. In addition, City Solar shall enclose evidence of the date of delivery of the BOS Equipment. The return of any BOS Equipment will not be accepted unless prior written authorization has been given by SunPower.

8.           Transferability

Subject to the terms of this warranty, this warranty is transferable provided that the BOS Equipment remains installed in original location.

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SCHEDULE 5

INFORMATION REQUIREMENTS ON PROJECT DETAILS

(1)	Project description (type of mounting systems)
(2)	Project schedule (Which part if constructed when ?)
(3)	Project location (address)
(4)	Size of project (kWp)
(5)	Modules used for project (list of containers or invoice numbers showing which modules were used for the project).

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SCHEDULE 6

Product Change Procedures

1.  As part of its continuous product improvement program, SunPower shall be free to implement changes and improvements to its products and manufacturing processes, subject to compliance with the foregoing procedures.

2.  SunPower shall only ship Products with Category 1 changes after having complied with the below procedure:

a.  SunPower shall submit to City Solar a notification of its desire to ship Products containing Category 1 changes.  The notification shall contain a detailed description of the manufacturing or product change, a description of the resulting change in the Product Specifications and as appropriate and applicable quality control data, technical information sheets, results of independent and third party testing conducted to confirm compliance with VDE certification to IEC 61215 ,Safety Class II according to IEC61730-1 and 61730-2 or other certifications necessary for mounting systems and/or pursuant components.

b.  After the submission of the information, the Parties shall prepare and agree within one (1) month) on a written detailed qualification program.  Provided that SunPower has submitted reasonably satisfactory evidence in its notification that the changed Products are Bankable, the qualification program shall be limited to City Solar’s use of such Products as contemplated in this Agreement.  Such qualification program shall contain at least the following data:

•	starting and ending date of qualification program;

•	modification acceptance criteria.

The approval of Category 1 changes and thereby to receive shipment of product with said changes, will be notified by City Solar to SunPower in a Product Change Acceptance Notification, which notification shall not be unreasonably withheld or delayed.

Category 1 changes are technical changes of the Products that are measurable and will impact the technical (mechanical, electrical, physical) design of solar installations in addition to City Solar’s certification to IEC 61215, Safety Class II (according to IEC61730-1 and 61730-2) or other certifications necessary for mounting systems and/or pursuant components such as

•	changes that cause the module to no longer be certified to IEC 61215

•	changes that cause the module to no longer be certified to Safety Class II (according to IEC61730-1 and 61730-2)

•	changes that cause the mounting systems and/or pursuant components to not longer be certified to other necessary certifications

•	material changes to the length of the electrical cable

•	changes to the connector manufacturer or model

•	material changes to packaging material, methods and crate dimensions

3.  SunPower shall be free to implement all Category 2 changes without notification to City Solar; provided that such changes do not have an appreciable adverse effect on the use or the performance of the Products.

Category 2 changes include but are not limited to technical changes of the Products that have no impact to the technical (mechanical, electrical, physical) data or the regular usage of the Product and do not cause IEC or other certifications necessary for mounting systems and/or pursuant components retesting requirements.

•	Change of production, manufacturing location if IEC/VDE qualified

•	Change of suppliers with no effect to the specification

•	Material of component selection with no effect to the specification

•	Glass manufacturer meeting SunPower quality specification

Disagreements over the proper category of a proposed change or product pricing shall be submitted to a court pursuant Section 17.